Exhibit 31.6

CERTIFICATION

I, Yasir Al-Wakeel, BM BCh, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q/A of Kronos Bio, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 9, 2022	By:	/s/ Yasir Al-Wakeel
Yasir Al-Wakeel, BM BCh
Chief Financial Officer and Head of
Corporate Development
(Principal Financial Officer and
Principal Accounting Officer)